EXHIBIT 99.1

Griffin Realty Trust, Inc. Reports
2021 Fourth Quarter and Full Year Results

Board of Directors Retains Leading Financial Advisors to Support Ongoing Strategic Review Process

El Segundo, Calif. (March 4, 2022) - Griffin Realty Trust, Inc. ("GRT" or the "Company") announced its results for the quarter and full year ended December 31, 2021.

Highlights for the Quarter Ended December 31, 2021
•Grew revenue 23.7% to approximately $119.1 million compared to the same quarter last year.
•Net income attributable to common stockholders of $1.0 million.
•Adjusted Funds from Operations available to common stockholders and limited partners, or AFFO1, of $0.17 per basic and diluted share.
•Collected approximately 100% of contractual rent for the quarter and the last two years.
•Portfolio economic occupancy reached 93.8% at quarter end.
•Signed four new leases totaling approximately 330,500 square feet.

Highlights for the Year Ended December 31, 2021
•Grew revenue 15.7% to approximately $459.9 million compared to the prior year.
•Net income attributable to common stockholders of $1.6 million.
•AFFO of $0.63 per basic and diluted share.
•Completed the acquisition of Cole Office & Industrial REIT (CCIT II), Inc.
•Signed 17 new and renewal leases totaling approximately 1.6 million square feet.

Retains Leading Financial Advisors to Assist in Ongoing Strategic Review Process
The GRT Board of Directors and management team are actively undertaking a strategic review process to evaluate potential alternatives to drive enhanced value and liquidity for shareholders. The Board has retained Goldman Sachs & Co. LLC, Eastdil Secured Advisors LLC and BofA Securities as financial advisors to assist in the review process.

Update on Net Asset Value and Share Redemption Program
As previously disclosed, it is the Company’s intention to resume publishing its net asset value per share of common stock (“NAV”) no later than June 30, 2022. Promptly after publishing an updated NAV, the Company intends to partially reinstate its share redemption program (“SRP”) for redemptions sought upon a stockholder’s death or qualifying disability. The Company previously suspended publishing its NAV and effecting any redemptions under the SRP on October 1, 2021, in light of certain strategic initiatives it has been pursuing.

Management Commentary
"We have successfully maintained strong occupancy and collected approximately 100% of contractual rent over the last two years, despite the continuing challenges posed by COVID and other macro-economic trends,” said Michael J. Escalante, GRT's Chief Executive Officer. “This strong performance is a testament to the quality and resilience of our industrial and office assets and the exceptional commitment of our team. With a strong financial foundation in place, we are continuing to invest accretively in our current portfolio by modernizing properties and improving amenities, renewing tenants and pursuing new tenants where the associated economics add value."

Mr. Escalante, continued, "As we move forward, our asset management team is keenly focused on proactively addressing the upcoming lease expirations over the next few years. The Board and management team are intent on maximizing the value of our real estate assets while realizing as much liquidity as feasible given current market conditions. We continue to actively evaluate all opportunities and, with the assistance of leading financial advisors, pursue certain selective alternatives as part of our ongoing strategic review process.”

Results for the Quarter Ended December 31, 2021

Revenue
Total revenue grew 23.7% to approximately $119.1 million for the quarter ended December 31, 2021, an increase of $22.8 million compared to the same quarter last year.

The growth was primarily attributable to $23.1 million of rental income in connection with the acquisition of CCIT II.

Net Income (Loss)
Net income (loss) attributable to common stockholders was approximately $1.0 million, or zero per basic and diluted share, for the quarter ended December 31, 2021, compared to a net loss attributable to common stockholders of approximately $(8.4) million, or $(0.04) per basic and diluted share, for the quarter ended December 31, 2020.

Adjusted Funds from Operations (AFFO)
AFFO was approximately $59.4 million and $37.2 million, or $0.17 and $0.14 per basic and diluted share, for the quarter ended December 31, 2021 and 2020, respectively. Consistent with total revenue, the increase was primarily attributable to the CCIT II and was also accretive to the Company's AFFO per share by $0.01.

Adjusted EBITDA
Adjusted EBITDA, as defined per the Company's credit facility agreement, was approximately $81.7 million for the quarter ended December 31, 2021. This resulted in fixed charge and interest coverage ratios of 3.1x and 4.0x, respectively, for the quarter.

Leasing Activity
The Company signed four new leases totaling approximately 330,500 square feet. This activity includes a new seven-year lease with OceanX, LLC in Groveport, Ohio for approximately 312,000 square feet. The lease commences on August 1, 2022, immediately upon the expiration of the current lease with Excel, Inc and represents a 15% increase in the rent per square foot from the expiring rent.

Acquisitions/Dispositions
There were no acquisitions or dispositions for the quarter ended December 31, 2021.

Results for the Year Ended December 31, 2021

Revenue
Total revenue of approximately $459.9 million for the year ended December 31, 2021, an increase of $62.4 million compared to the prior year.

The increase was primarily a result of the CCIT II Merger in the current year.

Net Income (Loss)
Net income attributable to common stockholders was approximately $1.6 million, or zero per basic and diluted share, for the year ended December 31, 2021, compared to net loss of approximately $(13.0) million, or $(0.06) per basic and diluted share, for the year ended December 31, 2020.

Adjusted Funds from Operations (AFFO)
AFFO was approximately $215.8 million, or $0.63 per basic and diluted share, for the year ended December 31, 2021, an increase of $47.6 million compared to the same period in 2020. While the acquisition of CCIT II was accretive to the Company's AFFO by approximately $0.01 per share for the year, the decrease in AFFO per basic and diluted share was primarily attributable to lower termination income in the current period.

Adjusted EBITDA
Adjusted EBITDA, as defined per the Company's credit facility agreement, was approximately $303.6 million for the year ended December 31, 2021. This resulted in fixed charge and interest coverage ratios of 3.0x and 3.8x, respectively.

Leasing Activity
Signed six lease renewals for 1.1 million square feet and 11 new leases for 0.5 million square feet, resulting in 1.6 million square feet of leases signed during the year.

Acquisitions
Acquired Cole Office & Industrial REIT (CCIT II), Inc. in a stock-for-stock merger transaction valued at approximately $1.3 billion on March 1, 2021.

Dispositions
Completed three dispositions during the year for total proceeds of $23.8 million, less closing costs. The properties sold for approximate amounts equal to our carrying value.

Consolidated Financial Statistics
The Company's Net Debt was approximately $2.4 billion. Our Net Debt to Normalized EBITDAre and Net Debt plus Preferred to Normalized EBITDAre were 7.4x and 7.8x, respectively. The ratio of debt, net, less cash and cash equivalents, to total real estate, was 42.6%.

As of December 31, 2021, the Company's weighted average loan maturity was 3.7 years with 70% of the loan balance having a fixed interest rate, including the effect of interest rate swaps. Approximately 40% of the Company's consolidated debt was secured and approximately 60% was unsecured.

Portfolio Overview as of December 31, 2021
•Enterprise value was approximately $5.7 billion.2
•Weighted average remaining lease term was approximately 6.3 years with approximately 2.0% average annual contractual rent growth for the remainder of the existing term.
•The portfolio was 94.5% leased, and the economic occupancy was 93.8%.
•Economic occupancy for the industrial and office portfolio was 100% and 90%, respectively.
•86.5% of the Company's annualized base rental revenue is subject to annual escalations that average approximately 2.2%, and over 98.6% is subject to periodic increases.
•Approximately 67.0% of the portfolio’s annualized base rental revenue3 was generated by investment grade companies.4

An overview of GRT's portfolio is provided in the accompanying Portfolio Snapshot.

About Griffin Realty Trust, Inc.
Griffin Realty Trust, Inc. – America's Blue-Chip LandlordTM – is an internally managed, publicly-registered, non-traded REIT. The Company owns and operates a geographically-diversified portfolio of strategically-located, high-quality, corporate office and industrial properties that are primarily net leased to single tenants that the Company has determined to be creditworthy. The Company's portfolio, as of December 31, 2021, consisted of 121 office and industrial properties (144 buildings), totaling 29.2 million in rentable square feet, located in 26 states, representing a total enterprise value of approximately $5.7 billion.

Additional information is available at www.grtreit.com.

Contact:
Investor Services
888-926-2688

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko/Andrew Siegel/Kara Sperry
212-355-4449

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this press release reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States, the speed of the vaccine roll-out, effectiveness and willingness of people to take COVID-19 vaccines, the duration of associated immunity and their efficacy against emerging variants and mutations of COVID-19, the extent and effectiveness of other containment measures taken, and the response of the overall economy, the financial markets and the population, particularly in areas in which we operate and with respect to occupancy rates, rent deferrals and the financial condition of GRT’s tenants; general financial and economic conditions; statements about the benefits of the merger involving GRT and CCIT II and statements that address operating performance, events or developments that GRT expects or anticipates will occur in the future, including but not limited to statements regarding anticipated synergies and general and administrative expense savings in the merger, future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance, creation of value for stockholders, benefits of the merger to customers, employees, stockholders and other constituents of the combined company, the integration of GRT and CCIT II, cost savings related to the merger and other non-historical statements; whether the merger will be accretive to AFFO in future quarters; risks related to the disruption of management’s attention from ongoing business operations due to the merger; the availability of suitable investment or disposition opportunities; changes in interest rates; the availability and terms of financing; market conditions; legislative and regulatory changes that could adversely affect the business of GRT; our future capital expenditures, distributions and acquisitions (including the amount and nature thereof), business strategies, the expansion and growth of our operations, our net sales, gross margin, operating expenses, operating income, net income, cash flow, financial condition, impairments, expenditures, capital structure, organizational structure, and other developments and trends of the real estate industry and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company's most recent Annual Report on Form 10-K and Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” of the Company's Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. The Company cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures it makes concerning risks. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this press release. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
______________________________
1 FFO, as described by the National Association of Real Estate Investment Trusts ("NAREIT"), is adjusted for redeemable preferred distributions. Additionally, the Company uses AFFO as a non-GAAP financial measure to evaluate its operating performance. FFO and AFFO have been revised to include amounts available to both common stockholders and limited partners for all periods presented.
2 Enterprise value includes the outstanding debt balance (net of cash and cash equivalents) (excluding deferred financing costs and premium/discounts), plus unconsolidated debt - pro rata share, plus preferred equity, plus total outstanding shares multiplied by the NAV per share. Total outstanding shares includes limited partnership units issued and shares issued pursuant to the Company's distribution reinvestment plan, net of redemptions.
3 Annualized base rent or “ABR” means the annualized contractual base rent before abatements and base year operating expenses as of December 31, 2021, unless otherwise specified, multiplied by 12 months. For properties in our portfolio that had rent abatements as of December 31, 2021, we used the monthly contractual base rent payable following expiration of the abatement. For our gross modified leases, we deduct base year operating expenses to arrive at ABR.
4 Investment-grade company means a company (e.g., a tenant or a guarantor or non-guarantor parent of a tenant) that has received an investment grade credit rating from a Nationally Recognized Statistical Rating Organization (“NRSRO”) approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a company with a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs; moreover, because GRT provides credit ratings for some companies that are non-guarantor parents of Company's tenants, such credit ratings may not be indicative of the creditworthiness of the relevant tenants. Approximately 67.0 percent of the portfolio's ABR was generated by investment-grade companies; 61.4 percent generated from companies with a Nationally Recognized Statistical Rating Organization ("NRSRO") credit rating; and the remaining 5.6 percent from companies with a non-NRSRO credit rating that the Company believes is generally equivalent to an NRSRO investment grade rating. Bloomberg’s default risk rating is an example of a non-NRSRO rating.

GRIFFIN REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except units and share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$168,618	$168,954
Restricted cash	17,522	34,352
Real estate:
Land	584,291	445,674
Building and improvements	4,104,782	3,112,253
Tenant origination and absorption cost	876,324	740,489
Construction in progress	4,763	11,886
Total real estate	5,570,160	4,310,302
Less: accumulated depreciation and amortization	(993,323)	(817,773)
Total real estate, net	4,576,837	3,492,529
Intangible assets, net	43,100	10,035
Deferred rent receivable	108,896	98,116
Deferred leasing costs, net	44,505	45,966
Goodwill	229,948	229,948
Due from affiliates	271	1,411
Right of use asset	39,482	39,935
Other assets	43,838	30,604
Total assets	$5,273,017	$4,151,850
LIABILITIES AND EQUITY
Debt, net	$2,532,377	$2,140,427
Restricted reserves	8,644	12,071
Interest rate swap liability	25,108	53,975
Redemptions payable	—	5,345
Distributions payable	12,396	9,430
Due to affiliates	2,418	3,272
Intangible liabilities, net	30,626	27,333
Lease liability	50,896	45,646
Accrued expenses and other liabilities	109,121	114,434
Total liabilities	2,771,586	2,411,933
Perpetual convertible preferred shares	125,000	125,000
Common stock subject to redemption	—	2,038
Noncontrolling interests subject to redemption; 556,099 units as of December 31, 2021 and December 31, 2020	4,768	4,610
Stockholders’ equity:
Common stock, $0.001 par value; 800,000,000 shares authorized; 324,638,112 and 230,320,668 shares outstanding in the aggregate as of December 31, 2021 and December 31, 2020, respectively	325	230
Additional paid-in capital	2,951,972	2,103,028
Cumulative distributions	(922,562)	(813,892)
Accumulated earnings	141,983	140,354
Accumulated other comprehensive loss	(18,708)	(48,001)
Total stockholders’ equity	2,153,010	1,381,719
Noncontrolling interests	218,653	226,550
Total equity	2,371,663	1,608,269
Total liabilities and equity	$5,273,017	$4,151,850

GRIFFIN REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue:
Rental income	$119,125	$96,295	$459,872	$397,452
Expenses:
Property operating expense	16,687	15,303	61,259	57,461
Property tax expense	10,708	9,299	41,248	37,590
Property management fees to non-affiliates	1,051	876	4,066	3,656
General and administrative expenses	10,350	15,353	40,479	38,633
Corporate operating expenses to affiliates	630	625	2,520	2,500
Impairment provision	—	1,277	4,242	23,472
Depreciation and amortization	54,922	40,109	209,638	161,056
Total expenses	94,348	82,842	363,452	324,368
Income before other income and (expenses)	24,777	13,453	96,420	73,084
Other income (expenses):
Interest expense	(21,425)	(20,325)	(85,087)	(79,646)
Other income, net	1,289	(64)	1,521	3,228
Gain (loss) from investment in unconsolidated entities	—	—	8	(6,523)
(Loss) gain from disposition of assets	—	(185)	(326)	4,083
Transaction expense	(966)	—	(966)	—
Net income (loss)	3,675	(7,121)	11,570	(5,774)
Distributions to redeemable preferred shareholders	(2,516)	(2,359)	(9,698)	(8,708)
Net (income) loss attributable to noncontrolling interests	(102)	1,134	(66)	1,732
Net income (loss) attributable to controlling interest	1,057	(8,346)	1,806	(12,750)
Distributions to redeemable noncontrolling interests attributable to common stockholders	(45)	(43)	(177)	(208)
Net income (loss) attributable to common stockholders	$1,012	$(8,389)	$1,629	$(12,958)
Net income (loss) attributable to common stockholders per share, basic and diluted	$—	$(0.04)	$—	$(0.06)
Weighted average number of common shares outstanding, basic and diluted	324,205,992	230,316,334	309,250,873	230,042,543

GRIFFIN REALTY TRUST, INC.
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

Funds from Operations and Adjusted Funds from Operations
The Company's management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient.
Management is responsible for managing interest rate, hedge and foreign exchange risks. To achieve the Company's objectives, it may borrow at fixed rates or variable rates. In order to mitigate interest rate risk on certain financial instruments, if any, the Company may enter into interest rate cap agreements or other hedge instruments and in order to mitigate its risk to foreign currency exposure, if any, the Company may enter into foreign currency hedges. The Company view's fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company's performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.
Additionally, the Company uses Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate the Company's operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. FFO and AFFO have been revised to include amounts available to both common stockholders and limits partners for all periods presented.
AFFO is a measure used among the Company's peer group, which includes daily NAV REITs.  The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.
Management believes that AFFO is a beneficial indicator of its ongoing portfolio performance and ability to sustain its current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or the Company's future ability to pay distributions. By providing FFO and AFFO, the Company presents information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.
For all of these reasons, the Company believes the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of the Company's real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of the Company's cash available to fund distributions since other uses of cash, such as capital expenditures at the Company's properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if the Company does not continue to operate under its current business plan as noted above. AFFO is useful in assisting management and investors in assessing the Company's ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and the Company may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and AFFO is presented in the following table for the quarters ended and years ended December 31, 2021 and 2020, respectively (dollars in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31.
	2021	2020	2021	2020
Net income	$3,675	$(7,121)	$11,570	$(5,774)
Adjustments:
Depreciation of building and improvements	33,035	24,022	125,388	93,979
Amortization of leasing costs and intangibles	21,977	16,159	84,598	67,366
Impairment provision	—	1,277	4,242	23,472
Equity interest of depreciation of building and improvements - unconsolidated entities	—	—	—	1,438
Equity interest of amortization of intangible assets - unconsolidated entities	—	—	—	1,751
Loss (Gain) from disposition of assets	—	185	326	(4,083)
Impairment of unconsolidated entities	—	—	—	1,906
Equity interest of gain on sale - unconsolidated entities	—	—	(8)	—
FFO	58,687	34,522	226,116	180,055
Distribution to redeemable preferred shareholders	(2,516)	(2,359)	(9,698)	(8,708)
FFO attributable to common stockholders and limited partners	$56,171	$32,163	$216,418	$171,347
Reconciliation of FFO to AFFO:
FFO attributable to common stockholders and limited partners	$56,171	$32,163	$216,418	$171,347
Adjustments:
Revenues in excess of cash received, net	639	(6,245)	(10,780)	(25,686)
Amortization of share-based compensation	1,752	992	7,470	4,108
Deferred rent - ground lease	516	517	2,064	2,065
Unrealized loss (gain) on investments	(5)	149	(15)	31
Unconsolidated joint venture valuation adjustment	—	—	—	4,452
Amortization of above/(below) market rent, net	(691)	(527)	(1,323)	(2,292)
Amortization of debt premium/(discount), net	103	103	409	412
Amortization of ground leasehold interests	(91)	(73)	(350)	(290)
Amortization of below tax benefit amortization	377	—	1,252	—
Non-cash earn-out adjustment	—	—	—	(2,581)
Financed termination fee payments received	—	3,057	—	7,557
Company's share of revenues in excess of cash received (straight-line rents) - unconsolidated entity	—	—	—	505
Company's share of amortization of above market rent - unconsolidated entity	—	—	—	1,419
Employee separation expense	777	2,666	777	2,666
Write-off of reserve liability	(1,166)	—	(1,166)	—
Write-off of transaction costs	3	4,375	65	4,427
Transaction expense	966	—	966	—
AFFO available to common stockholders and limited partners	$59,351	$37,177	$215,787	$168,140
FFO per share, basic and diluted	$0.16	$0.12	$0.63	$0.65
AFFO per share, basic and diluted	$0.17	$0.14	$0.63	$0.64

Weighted-average common shares outstanding - basic EPS	324,205,992	230,316,334	309,250,873	230,042,543
Weighted-average OP Units	31,838,889	31,838,889	31,838,889	31,919,525
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	356,044,881	262,155,223	341,089,762	261,962,068

GRIFFIN REALTY TRUST, INC.
Net Debt as of December 31, 2021
(Unaudited; dollars in thousands)

Net Debt is defined as the Company's consolidated debt, net, plus unamortized deferred financing costs and discounts, net, less the Company's unrestricted cash and cash equivalents. Net debt plus Perpetual Convertible Preferred Shares is defined as Net debt plus the Company's perpetual convertible preferred shares. The Company's management believes both of these are useful metrics for analyzing the Company's level of indebtedness as unrestricted cash and cash equivalents could potentially be used to pay down a portion of the Company's outstanding debt.

Amount
Debt, net (as reported)	$2,532,377
Add: unamortized deferred financing costs and discounts, net	9,138
Total consolidated debt	2,541,515
Less: Cash & cash equivalents - excl. restricted	(168,618)
Net debt	2,372,897
Perpetual convertible preferred shares	125,000
Net debt plus perpetual convertible preferred shares	$2,497,897

GRIFFIN REALTY TRUST, INC.
Normalized EBITDAre & Adjusted EBITDA
(Unaudited; dollars in thousands)

The Company uses Normalized EBITDAre as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as defined by the Company, represents EBITDAre (as defined by NAREIT), modified to exclude nonroutine items such as acquisition-related expenses, employee separation expenses and other non-routine costs. Normalized EBITDAre also omits the Normalized EBITDAre impact of properties sold during the period and extrapolates the operations of acquired properties to estimate a full quarter of ownership. Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA, as defined in the Company's credit facility agreement, is calculated as net income before interest, taxes, depreciation and amortization (EBITDA), plus acquisition fees and expenses, asset and property management fees, straight-line rents and in-place lease amortization for the period, further adjusted for acquisitions that have closed during the quarter and certain reserves for capital expenditures. The Company believes that Adjusted EBITDA is helpful to investors as a supplemental measure of the Company's operating performance as a real estate company because it is a direct measure of the actual operating results of the Company's properties.

	Three Months Ended December 31,		Year Ended December 31.
	2021	2020	2021	2020
Reconciliation of EBIDTA/EBIDTAre/Normalized EBIDTAre/Adjusted EBIDTA:
Reconciliation of Net income (loss) to EBITDAre
Net income (loss)	$3,675	$(7,121)	$11,570	$(5,774)
Depreciation and amortization	54,922	40,109	209,638	161,056
Interest expense	21,425	20,325	85,087	79,646
EBITDA	80,022	53,313	306,295	234,928
Loss/(Gain) on disposition of assets	—	185	326	(4,083)
(Gain)/loss on investment in unconsolidated entity	—	—	—	165
Impairment provision	—	1,277	4,242	23,472
Proportion share of adjustments for unconsolidated entity	—	—	—	4,629
Impairment on investment in unconsolidated entity - DRJV	—	—	—	6,359
EBITDAre	80,022	54,775	310,863	265,470
Adjustment for acquisitions and dispositions	—	(481)	12,378	(5,314)
Write-off of transaction costs	3	4,375	65	4,375
Employee separation expense	777	2,665	777	2,665
Write-off of reserve liability	(1,166)	—	(1,166)	—
Transaction Expense	966	—	966	—
Normalized EBITDAre	80,602	61,334	323,883	267,196
Reconciliation of Normalized EBITDAre to Adjusted EBITDA (per the credit facility)
Amortization of deferred financing costs	809	575	3,183	2,195
Amortization of debt premium/(discount), net	103	103	409	412
Amortization of above/(below) market rent, net	(690)	(527)	(1,322)	(2,292)
Income taxes	338	104	1,428	910
Amortization of Other Intangibles	377	—	1,252	—
Property management fees to non-affiliates	1,051	876	4,066	3,657
Deferred rent	1,154	(5,729)	(8,718)	(24,138)
Termination income (cash)	—	3,057	—	7,557
Equity percentage of net loss for the Parent’s non-wholly owned direct and indirect subsidiaries	—	—	(8)	—
Equity percentage of EBITDA for the Parent’s non-wholly owned direct and indirect subsidiaries	—	3,106	20	11,015
Adjustment to interest	(1,071)	(817)	(4,273)	(3,179)
Adjustment for write-off of transaction costs	(3)	—	(65)	—
Reversal of adjustment for acquisitions and disposition	—	481	(12,378)	5,314
Less: Proportion share adjustments for unconsolidated entities	—	—	—	(4,629)
Less: Capital reserves	(964)	(873)	(3,901)	(4,741)
Adjusted EBITDA (per credit facility agreement)	$81,706	$61,690	$303,576	$259,277

GRIFFIN REALTY TRUST

Portfolio Snapshot

DATA AS OF DECEMBER 31, 2021

Portfolio at a Glance

Total Enterprise Value	$5.7 billion
Properties	121
Portfolio Size (Square Feet)	29.2 million
Office/Industrial[1]	84%/16%
Annualized Based Rent	$362 million
Portfolio Occupancy[2]	93.8%
Weighted Average Remaining Lease Term (WALT)[1]	6.3 years
IG Tenants %[3]	67.0%
Weighted Average Credit Rating[4]	BBB
Average Annual Rent Escalations[5]	2.0%
Consecutive Monthly Distributions Paid to Investors	152
S&P 500 Members in Our Portfolio	50

Top 10 Tenants (by ABR)

Top Tenants	Rating[6]	% of ABR[1]	WALT
Amazon.com, Inc.	AA	4.5%	9.8
Keurig Green Mountain, Inc.	BBB	3.2%	7.9
General Electric Company	BBB+	3.1%	3.7
Wood Group USA, Inc.	HY2[7]	2.7%	3.7
Cigna Corporation	A-	2.5%	2.3
Southern Company Services, Inc.	BBB+	2.4%	22.2
McKesson Corporation	BBB+	2.4%	6.5
LPL Holdings, Inc.	BB+	2.3%	14.8
Freeport Minerals Corporation	Baa[8]	2.1%	5.4
State Farm Mutual Automobile Insurance Company	AA	2.1%	2.0
Total/Weighted Average		**27.3%**	**7.9**

Tenant Profile

Tenant Profile	Statistic
Number of Tenants	131
Average Square Footage Leased per Tenant	208,711
Average Annual Net Rent PSF – Office	$16.68
Average Annual Net Rent PSF – Industrial	$5.19

Investment Grade Rating[3]

Total Investment Grade 67.0%
Tenant/Guarantor 48.7%
Tenant 38.1%
Guarantor 10.6%
Parent 18.3%

Rent Growth

Annually 86.5%
2.2% Weighted Avg. Annual Growth Rate
Other Frequencies 3.9%
1.6% Weighted Avg.
Portfolio Total Weighted Average 2.0%
Every 5 Years 8.2%
1.2% Weighted Avg.
No Escalations 1.4%

ENDNOTES:

1. Based on annualized base rent ("ABR"), which we define as the contractual base rent before abatements as of December 31, 2021, unless otherwise specified, multiplied by 12 months. For properties in our portfolio that had rent abatements as of December 31, 2021, we used the monthly contractual base rent payable following expiration of the abatement. For our gross and modified gross leases, we deduct base year operating expenses to arrive at ABR.
2. Excludes leases signed but not yet commenced.
3. Investment grade designations are those of either tenants, guarantors and/or non-guarantor parents with investment grade ratings or what management believes are generally equivalent ratings.
4. Weighted average credit rating of are those tenants, guarantors and/or non-guarantor parents that are rated by a third party and using what management believes are generally equivalent ratings. Management can provide no assurance that its assessment of the comparability of the ratings methodology and scale of its third party rating organizations is indicative of the weighted average credit rating that a single ratings agency would determine in the event that it rated each tenant in our portfolio. Additionally, certain of the tenants in our portfolio and included in our weighted average credit rating are rated only by third parties that are not classified as Nationally Recognized Statistical Rating Organizations ("NRSRO") approved by the U.S. Securities and Exchange Commission and such third parties may use methodologies that are different and less rigorous those applied by NRSROs.
5. Weighted average annual rental increase is based on contractual rent increases in the remaining term of each lease, and excludes leases with remaining lease term of 12 months or less as of December 31, 2021.
6. Represents S&P ratings, at http://www.spgglobal.com, of tenants, guarantors or non-guarantor parent entities, unless otherwise noted as of December 31, 2021.
7. Represents a rating issued by Bloomberg services.
8. Represents a rating issued by Moody's at http://www.moodys.com.

GRIFFIN REALTY TRUST

1520 E. Grand Avenue, El Segundo, CA 90245
310.606.3200 | grtreit.com

IMPORTANT RISK DISCLOSURES

Not a deposit	May lose value	No bank guarantee
Not insured by the FDIC, NCUA or any other government agency		

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